SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DOVER MOTORSPORTS

                    GAMCO INVESTORS, INC.
                                 9/24/03            3,000             4.1400
                                 9/04/03           20,000             4.2442
                                 9/02/03           10,000             4.3000
                                 8/18/03            2,000             4.3750
                                 8/18/03            5,000             4.4200
                                 8/11/03            2,000             4.3250
                                 8/11/03            5,000             4.2048
                                 8/04/03            1,000             3.9900
                                 8/01/03            1,000             3.9670
                                 7/29/03            7,000             4.3407
                                 7/28/03            5,000             4.4400
                    GABELLI ADVISERS, INC.
                                 7/28/03            5,000             4.4400
                    GABELLI FUNDS, LLC.
                         GABELLI CAPITAL ASSET FUND
                                 8/28/03            2,000             4.3500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.